EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, dated June 3, 2014 (the “Agreement”), is between GAME PLAN HOLDINGS, INC., a Nevada corporation (the “Company”), and James Dingman (“Executive”), an individual.

1.

POSITION AND RESPONSIBILITIES

a.

Position.   Pursuant to this Agreement, Executive shall render services to the Company as President and Chief Executive Officer.  Executive shall report to the Board of Directors and will have such duties, powers, and responsibilities customary for the president and chief executive officer of a corporation of the size, type, and nature of the Company. Executive shall apply his best efforts, skill, knowledge, and attention to the business of the Company in the performance of his duties to the Company.

b.

Other Activities.   Except upon the prior written consent of the Company, which may be granted or withheld in the Company’s sole discretion, Executive will not, while employed by the Company, (i) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might create a conflict of interest with the Company; or (ii) engage, directly or indirectly, in any other business activity or revenue stream (whether or not pursued for pecuniary advantage) presented to or identified by Executive in the same or similar businesses to those of the Company or related to or arising from the operations of the Company.

c.

No Conflict.   Executive represents and warrants that Executive’s execution of this Agreement, Executive’s employment with the Company, and the performance of Executive’s proposed duties under this Agreement, does not and will not violate any obligations the Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

2.

COMPENSATION AND BENEFITS

a.

Base Salary.   In consideration of the services to be rendered under this Agreement, the Company shall pay Executive an annual salary at the rate of $120,000 per annum, less all applicable wage deductions (“Base Salary”).  The Base Salary shall begin accruing on June 1, 2014. The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice. To the extent Executive and the Company agree by mutual written agreement which specifically refers to this Section 2(a) to defer any Base Salary earned within a taxable year, this deferred compensation shall paid to Executive within two and a half months of the end of the Company’s tax year in which the compensation is earned. The Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated Executives and may be adjusted in the sole discretion of the Company.

b.

Stock Options.  Subject to the approval of the Company’s Board of Directors, Executive will be granted an option to purchase 2,500,000 shares of the Company’s common stock (the “Option”). The Option will be subject to the terms and conditions applicable to options granted under the Company’s 2013 or 2014 Stock Option Plans, as described in those plans and the applicable stock option agreements, which Executive will be required to sign. 25% of the shares underlying the Option (i.e., 625,000 shares) shall vest and become exercisable on the date the Board of Directors formally approves the Option. Another 25% of the shares underlying the Option (i.e., 625,000 shares) shall vest and become exercisable on December 31, 2014. After December 31, 2014, the remaining shares underlying the Option (i.e., 1,250,000) shall vest and become exercisable in equal monthly installments (i.e., 1/28 each month) over the next 28 months, as described in the applicable stock option agreement. The Option shall be fully vested 36 months from the grant date. The exercise price per share will be equal to the fair market value per share on the date the Option is granted, which shall occur within 14 calendar days after the Company files with the United States Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2014. If Executive’s employment is terminated by the Company or by Executive for any reason other than Cause (as defined below), death, or disability, the Option shall cease vesting on the date of termination and Executive shall have three months from the date of termination to exercise the Option to the extent then vested and exercisable.

c.

Bonus.   Executive may be eligible to receive a discretionary annual bonus, to be determined in the sole and absolute discretion of the Board of Directors (the “Board”), of up to 100% of the Base Salary, based upon the Board’s evaluation of the performance of Executive, the Company’s operating results and such other criteria as may be determined by the Board to be relevant. Executive’s discretionary bonus compensation shall be considered at any time other members of senior management receive such consideration. Executive must be employed on the date such bonus, if any, is paid in order to be eligible for same. It is the intent of the Company and Executive to set out in greater detail bonus parameters and relevant performance thresholds upon profitability.

d.

Benefits.   Executive shall be eligible to participate in the benefits made generally available by the Company to similarly situated employees, in accordance with the benefit plans established by the Company and subject to the terms, conditions, limitations and exclusions of the applicable plans, and as may be amended from time to time in the Company’s sole discretion.  The foregoing shall not, in any way, require the Company to establish any such benefits or continue to maintain any such benefits.

e.

Expenses.   Upon presentation of verifiable invoices and other documentation as may be requested by the Company, the Company shall reimburse Employee for reasonable business expenses incurred in the performance of Employee’s duties hereunder in accordance with the Company’s expense reimbursement guidelines. This shall include reasonable domestic and international business travel and accommodations suitable for the Chief Executive Officer of a similarly situated company.

f.

Vacation and Holidays.   Employee shall be entitled to 21 days of vacation per year, in addition to standard holidays. These vacation days shall not carry over from year to year and Executive will not be compensated for the same upon termination due to the severance offered. If an observed holiday occurs during Employee’s vacation, Employee’s vacation will be extended by the number of observed holidays falling during the vacation period or an equal number of vacation days will be carried forward for future use.  If any scheduled paid holiday falls on a Saturday, the holiday will usually be observed on the preceding Friday.  If a scheduled paid holiday falls on a Sunday, the following Monday will usually be observed as the holiday.

g.

Phone, Office, Gas, Parking, and Miscellaneous.  The Company shall activate and pay for Executive’s business mobile phone. Mobile phone invoices and statements shall be sent directly to the Company. The Company shall also provide Executive with a $120 monthly gas stipend. Executive will also have a reserved parking spot in the area adjacent to its main office, wherever that may be, to be paid for by the Company. This parking spot may be used by Company guests and other employees when Executive is out of the office. The Company will also reserve in its principal place of business a locked door office for Executive’s use. Upon profitability, the Company will compensate a personal assistant of Executive’s choosing. The assistant may be engaged prior to profitability if the Company and Executive mutually agree such an individual is necessary.

3.

TERM OF EMPLOYMENT

Executive’s employment shall begin on the date of this Agreement and shall continue for a period of two and a half years, unless terminated earlier by either party pursuant to Section 4 of this Agreement (the “Employment Term”).  At the end of the Employment Term, this Agreement may be extended or renewed with the mutual, written consent of the Company and the Executive in increments of one (1) year.

4.

TERMINATION

a.

Termination by Executive.   Executive may terminate his employment with the Company at any time for any reason or no reason, upon four (4) weeks advance written notice.  During such notice period Executive shall continue to diligently perform all of Executive’s duties hereunder.  The Company shall have the option, in its sole discretion, to make Executive’s termination effective at any time prior to the end of such notice period as long as the Company pays Executive all compensation to which Executive is entitled up through the last day of the four-week notice period.  Thereafter all obligations of the Company to the Executive shall cease.

b.

Termination by Company on Account of Cause.  Notwithstanding anything in this Agreement to contrary, if Executive’s employment is terminated by the Company on account of Cause (as defined below), Executive shall not receive any benefits or compensation following the date of termination except for accrued but unpaid salary, which shall be paid to Executive. “Cause” means (i) an intentional tort (excluding any tort relating to a motor vehicle) which causes substantial loss, damage, or injury to the property or reputation of the Company or its subsidiaries; (ii) any serious crime or intentional, material act of fraud or dishonesty against the

Company, (iii) the commission of a felony that results in other than immaterial harm to the Company’s business or the reputation of the Company or Executive, (iv) habitual neglect of Executive’s reasonable duties (for reason other than illness or incapacity) which is not cured within thirty (30) days after written notice thereof by the Board to Executive, (v) the disregard of written, material policies of the Company which causes other than immaterial loss, damage, or injury to the property or reputation of the Company which is not cured within ten days after written notice thereof by the Board to Executive, and (vi) any material breach of Executive’s ongoing obligation not to disclose confidential information.

c.

Termination by Company Unrelated to a Change in Control.  In the event that Executive’s employment by the Company is terminated for any reason other than Cause, death, or disability, and if Section 4(d) does not apply, Executive shall be entitled to the following benefits:

i.

50% of Executive’s Base Salary, paid in two equal installments on the 30th and 60th days following Executive’s termination;

ii.

For a period of up to six months following Executive’s termination date, Executive and where applicable, Executive’s spouse and eligible dependents, will continue to be eligible to receive medical coverage under the Company’s medical plans in accordance with the terms of the applicable plan documents; provided, that in order to receive such continued coverage at such rates, Executive will be required to pay the applicable premiums to the plan provider, and the Company will reimburse the Executive within 30 days following the date such monthly premium payment is due, an amount equal to the monthly COBRA premium payment, less applicable tax withholdings, if any. Notwithstanding the foregoing, if Executive obtains full-time employment during this six month period that entitles him and his spouse and eligible dependents to medical coverage, Executive must notify the Company and no further reimbursements will be paid.

iii.

Executive shall receive any amounts earned, accrued, or owing but not yet paid to Executive as of the termination date, payable in a lump sum.

d.

Termination by Company Related to a Change in Control.  In the event that Executive’s employment by the Company is terminated for any reason other than Cause, death, or disability at the same time as, or within the six month period following the consummation of a Change in Control (see definition below), or within the 60 day period prior to the date of a Change in Control where the Change in Control was under consideration at the time of Executive’s termination, then Executive shall be entitled to the following benefits:

i.

150% of Executive’s Base Salary, paid in two equal installments on the 30th and 60th day following Executive’s termination;

ii.

For a period of up to one year following Executive’s termination date, Executive and where applicable, Executive’s spouse and eligible dependents, will continue to be eligible to receive medical coverage under the Company’s medical plans in accordance with the terms of the applicable plan documents; provided, that in order to receive such continued coverage at such rates, Executive will be required to pay the applicable premiums to the plan provider, and the Company will reimburse the Executive within 60 days following the date such monthly premium payment in due, an amount equal to the monthly COBRA premium payment, less applicable tax withholdings. Notwithstanding the foregoing, if Executive obtains full-time employment during this one year period that entitles him and his spouse and eligible dependents to medical coverage, Executive must notify the Company and no further reimbursements will be paid.

iii.

With respect to any outstanding Company stock options held by Executive as of his termination date, the Company shall fully accelerate the vesting and exercisability of such stock options, so that all such stock options shall be fully vested and exercisable as of Executive’s termination date for the original term of the option.

iv.

Executive shall receive any amounts earned, accrued, or owning but not yet paid to Executive as of the termination date, payable in a lump sum.

For purposes of this Agreement, a “Change in Control”’ means either: (i) the acquisition of the Company by another entity or individuals by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation, liquidation, dissolution or stock transfer), unless the Company’s stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purpose of raising additional funds shall not constitute a Change of Control hereunder); (ii) a sale of all or substantially all of the assets of the Company; (iii) a reverse merger in which the Company is the surviving entity but the ownership interests of the Company outstanding immediately before the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing more than 50% of the combined ownership interests of the Company has changed as a result of a transaction with an unrelated party for valuable consideration; (iv) any initial public offering of the Company or registration pursuant to the Securities Exchange Act of 1934, as amended, of the Company’s securities representing more than 50% of the ownership interest of the Company.

e.

Release.  Notwithstanding the foregoing, it is understood and agreed that the Company’s agreement to provide the benefits set forth in Sections 4(c) and 4(d) are in consideration of and in exchange for Executive’s promise to execute, upon termination, a release and waiver, in form and substance acceptable to the Company, releasing the Company from any and all claims and liabilities of every nature related to Executive’s employment by the Company through Executive’s date of termination (the “Release”).  Accordingly, if Executive refuses to sign the Release or signs the Release but exercises his right, if any, under applicable law to revoke the Release (or any portion thereof), the Company’s obligation to provide the enumerated benefits will immediately terminate without further obligation on the part of the Company.

f.

Termination By Death.   Executive’s employment shall terminate automatically upon the Executive’s death.  The Company shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation then due and owing up through the date of Executive’s death.  Thereafter all obligations of the Company under this Agreement shall cease.  Nothing in this Section 4(f) shall affect any entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

g.

Termination By Disability.   If Executive becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety consecutive days or more than one hundred and twenty days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive’s employment.  The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease.  Nothing in this Section 4(g) shall affect Executive’s rights under any disability plan in which Executive is a participant.

5.

TERMINATION OBLIGATIONS

a.

Return of Property.   Executive agrees that all property (including without limitation all electronic devices, equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) which was furnished, created, or prepared incidentally to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

b.

Resignation and Cooperation.   Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all officer and management positions then held with the Company.  Following any termination of employment and prior to the last day of Executive’s employment, Executive shall reasonably cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees.  Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company at the Company’s sole cost and expense.

6.

CONFIDENTIAL INFORMATION

a.

Obligation to Maintain Confidentiality.   Executive acknowledges that the continued success of the Company depends upon the use and protection of a large body of confidential and proprietary information.  All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as “Confidential Information”.  Confidential Information will be interpreted as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company’s prior, current or potential business and (ii) is not generally or publicly known.  Confidential Information includes, without specific limitation, the information, observations and data obtained by Executive during the course of the Employment Term and his performance under this Agreement concerning the business and affairs of the Company, information concerning acquisition opportunities in or reasonably related to the Company’s business or industry of which Executive is aware or becomes aware during the Employment Term, the persons or entities that are current, former or prospective suppliers or customers of any one or more of them during the course of Executive’s performance under this Agreement, as well as development, transition and transformation plans, methodologies and methods of doing business, strategic, marketing and expansion plans, including plans regarding planned and potential sales, financial and business plans, Executive lists and telephone numbers, new and existing programs and services, prices and terms, customer service, integration processes, requirements and costs of providing service, support and equipment.  Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Company’s prior written consent, unless and to the extent that any Confidential Information: (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law or court order.  Executive agrees to deliver to the Company at the end of the Employment Term, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company (including, without limitation, all Confidential Information) that he may then possess or have under his control.

b.

Ownership of Intellectual Property.   Executive agrees to make prompt and full disclosure to the Company of all ideas, discoveries, trade secrets, inventions, innovations, improvements, developments, methods of doing business, processes, programs, designs, analyses, drawings, reports, data, software, firmware, logos and all similar or related information (whether or not patentable and whether or not reduced to practice) that relate to the Company’s actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, acquired, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company (collectively, “Work Product”).  Any copyrightable work falling within the definition of Work Product shall be deemed a “work made for hire” under the copyright laws of the United States, and ownership of all rights therein shall vest in the Company.  To the extent that any Work Product is not deemed to be a “work made for hire”, Executive hereby assigns and agrees to assign to the Company all right, title and interest, including without limitation, the intellectual property rights that Executive may have in and to such Work Product.  Executive shall promptly perform all actions reasonably requested by the Manager (whether during or after the Employment Term) to establish and confirm the Company’s ownership (including, without limitation, providing testimony and executing assignments, consents, powers of attorney, and other instruments).  Executive understands, however, that there is no obligation being imposed on him to assign to the Company, any invention falling within the definition of Work Product for which no equipment, supplies, facility, or trade secret information of the Company was used and that was developed entirely on his own time, unless: (i) such Work Product relates (A) to the Company’s businesses or (B) to their actual or demonstrably anticipated research or development, or (ii) the Work Product results from any work performed by him for them under this Agreement.

c.

Third Party Information.   Executive understands that the Company will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the Employment Term and thereafter, and without in any way limiting the provisions of Section 6, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company who need to know such information in connection with their work for the Company) or use, except in connection with his work for the Company, Third Party Information unless expressly authorized in writing by the Manager.

d.

Use of Information of Prior Employers.   Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive’s immediate termination and could subject Executive to substantial civil liabilities and criminal penalties.  Executive further specifically and expressly acknowledges that no officer or other Executive or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

7.

NON-COMPETE, NON-SOLICITATION

a.

In further consideration of the Company’s hiring of Executive and the compensation to be paid to Executive hereunder, Executive acknowledges that during the course of his employment with the Company he shall become familiar with the Company’s trade secrets and with other Confidential Information concerning the Company and that his services shall be of special, unique and extraordinary value to the Company, and therefore, Executive agrees that, during the Employment Term and for one (1) year thereafter (the “Noncompete Period”), he shall not engage in Competition anywhere in the United States unless he first obtains the Company’s written consent (which may be given or withheld in the Company’s sole discretion).

b.

For purposes of this Agreement, the phrase, “engage in Competition” shall mean, as it relates to the Executive, to: (i) manage, control, or render services for any business that sells, promotes, manufactures, or otherwise distributes nutritional, dietary, sports, or fitness supplements or products of a similar nature (including, without limitation, if the Company, at the date of termination of the Employment Term, is negotiating, or has entered into, an agreement for an acquisition, joint venture or other transaction, on or prior to such date, any new line of business, new geographic area, pursuing any acquisition or other similar action), anywhere in the United States in which the Company’s products are (or are expected to be, based on existing plans) directly or through third parties marketed or sold at the date of termination of the Employment Term (provided that Executive shall not be prohibited from owning up to 5% of the outstanding stock of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation), or (ii) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way actively interfere with the relationship between the Company and any employee thereof, or (iii) hire directly or through another entity any person who was employed by the Company at any time during the Noncompete Period, within twelve (12) months following the date of termination of such person’s employment with the Company (except that Executive is not restricted from hiring employees who respond to a general solicitation for employment), or (iv) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company with whom Executive had actual contact during the Employment Term to cease doing business with the Company, or in any way interfere with the relationship between the Company and any customer, supplier, licensee or other business relation thereof (including, without limitation, by inducing or attempting to induce any such person or entity to reduce the amount of business it does with the Company).

c.

During the Employment Term and at all times thereafter, Executive shall not disparage the Company or any of their respective investors, officers, managers, employees, agents or representatives, or any of the Company’s products or services; provided, that the foregoing shall not prohibit Executive from making any general competitive statements or communications about the Company or its businesses in the ordinary course of competition after the Noncompete Period has expired.  The Company agrees that it shall not disparage the Executive.  Notwithstanding the foregoing, nothing in this Section 7 shall prevent Executive or the Company from enforcing either party’s rights under this Agreement or any other agreement to which Executive and the Company are a party, or otherwise limit such enforcement.

d.

Executive hereby acknowledges that the enforcement of the provisions of this Section 7 may potentially interfere with his ability to pursue employment opportunities with some third parties.  Executive recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company.  Executive agrees that, due to the proprietary nature of the Company’s businesses, the restrictions set forth in this Agreement are reasonable as to time and scope.  Executive hereby acknowledges that he has been advised to consult with an attorney before executing this Agreement and that he has done so or, after careful reading and consideration, he has chosen not to do so of his own volition.

8.

ENFORCEMENT

If, at the time of enforcement of Section 6 or 7, a court or arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area, and the covenants should be interpreted and enforced to the maximum extent which such court deems reasonable.  Because Executive’s services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement, and any breach of the terms of Section 6 or 7 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law.  Therefore, in the event a breach or threatened breach of this Agreement, the Company or their successors or assigns, in addition to other rights and remedies existing in their favor and notwithstanding Section 15 of this Agreement, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security), without having to prove damages in addition to any other remedies to which the Company may be entitled at law or in equity.  In addition, in the event of an alleged breach or violation by Executive of Section 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured.  The terms of this Section shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from Executive.

9.

NAME AND LIKENESS

Executive hereby grants to Company the right, in perpetuity and throughout the universe, to use Executive’s name, likeness, activities, attributes and/or biography in connection with the production, exhibition, advertising, distribution and other exploitation of the products manufactured, distributed, licensed or sold by the Company (the “Products”) (including, without limitation, articles, promotional materials, television appearances and commercials, programming and interviews) and all subsidiary and ancillary rights therein, in perpetuity, throughout the world and in any and all media, whether now known or hereafter devised, including, without limitation, publications, merchandising and commercial tie-ups; provided, however, that in no event shall Executive be depicted as using or endorsing any product or service without Executive’s prior consent, notwithstanding the foregoing, it is understood and agreed that Company’s use of Executive’s name, likeness, activities attributes and/or biography in connection with any Product already in production as of the date of this Agreement shall constitute an acceptable use of Executive’s name which shall not require Executive’s consent.  The Company agrees to indemnify and hold Executive harmless from any and all claims or causes of action, established or otherwise, arising from or relating to the Company’s use of name or likeness of Executive.  Notwithstanding the foregoing, the Company shall immediately cease and desist use of Executive’s likeness upon Executive’s termination from employment.

10.

AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive.  Failure to exercise any right under this Agreement shall not constitute a waiver of such right.  Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches.  All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

11.

ASSIGNMENT; BINDING EFFECT

a.

Assignment.   The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement.  This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

b.

Binding Effect.   Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, managers, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

12.

NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered:  (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party.  The date of notice shall be deemed to be the earlier of: (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail.  Executive shall be obligated to notify the Company in writing of any change in Executive’s address.

13.

SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect.  In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

14.

TAXES

All amounts paid under this Agreement (including without limitation Base Salary) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

15.

GOVERNING LAW; DISPUTE RESOLUTION

The parties agree that any dispute, controversy or claim between Executive and the Company based on, arising out of or relating to Executive’s employment under this Agreement or the termination of same, including, without limitation, any and all claims under Title VII of the Civil Rights Acts of 1964 as amended, the Civil Rights Act of 1870, the Americans with Disabilities Act of 1990 as amended, the Americans with Disabilities Act Amendments Act of 2008, the Age Discrimination in Employment Act as amended, the Older Workers Benefit Protection Act, the Fair Labor Standards Act of 1938 as amended by the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Executive Retirement Income Security Act of 1974, the Civil Rights Act of 1991, the Genetic Information Nondiscrimination Act of 2008, the Consolidated Omnibus Budget Reconciliation Act, the U.S. Patriot Act, the Sarbanes-Oxley Act of 2002, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the New York State Human Right Law, the New York Labor Law, the New York City Administrative Code and any other federal, state or local civil rights, disability, discrimination, retaliation or labor law, or any theory of contract, criminal, arbitral or tort law, shall be settled by final and binding arbitration in Suffolk County, Massachusetts, administered by the American Arbitration Association (“AAA”) pursuant to the National Rules for the Resolution of Employment Disputes of the AAA (“Rules of the AAA”). This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts without reference to the conflict of laws provisions thereof, and judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction.

16.

INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party.  Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.  Whenever the context requires, references to the singular shall include the plural and the plural the singular and references to the masculine pronoun shall include the feminine and the neuter, and the singular shall include the plural.  This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party hereto because that party drafted or caused that party’s legal representative to draft any of its provisions.

17.

OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this Agreement (other than Section 1) shall survive the termination of employment and the termination of this Agreement in accordance with their terms.

18.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

19.

AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of its obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

20.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the Company and Executive relating to the subject matter hereof and supersedes all prior oral and written understandings and agreements relating to such subject matter.  To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

21.

RIGHT TO RENEGOTIATE.

At any point during the Employment Term after December 31, 2014, Employee may renegotiate this Agreement with the Board or seek an extension. While the Board is under no formal obligation to provide a new agreement or extension, it will engage in good faith negotiations with Employee after a proposal has been presented. The Board may consider Employee’s performance, the Company’s operating results, employment terms of similarly situated employees and professionals, and any other relevant factors it deems appropriate.

22.

EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

GAME PLAN HOLDINGS, INC. By: /s/ Alexander Karos Alexander Karsos, its Chief Financial Officer	EXECUTIVE: /s/ James Dingman James Dingman, an individual